Resource Real Estate Diversified Income Fund

Item 77Q1(d) – Copies of Constituent Instruments Defining Rights of Holders

The Multiple Class Plan for Classes A, C, D, I, L, T, U and W for Resource Real Estate Diversified Income Fund (the “Registrant”), effective May 25, 2017, was filed as an Exhibit d(2) to Post−Effective Amendment No. 14 to the Registrant's Registration Statement, Accession Number 0001398344-17-007745, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.